EXHIBIT 10-AAhh

FIRST AMENDMENT TO

TRADE RECEIVABLES PURCHASE FACILITY AGREEMENT

THIS FIRST AMENDMENT TO TRADE RECEIVABLES PURCHASE FACILITY AGREEMENT (this “Amendment”), is made and entered into as of September 12, 2005, by and between TECH DATA CORPORATION, a Florida corporation (referred to herein as “the Company”) and SUNTRUST BANK, a Georgia banking corporation (referred to herein as “SunTrust”).

W I T N E S S E T H:

WHEREAS, the Company and SunTrust are parties to a certain Trade Receivables Purchase Facility Agreement dated as of May 26, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Facility Agreement);

WHEREAS, the Company has requested that SunTrust amend certain provisions of the Facility Agreement, and subject to the terms and conditions hereof, SunTrust is willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and SunTrust agree as follows:

1. Amendments.

(a) The existing Section 1 of the Facility Agreement is hereby amended by replacing the existing definition of “Control Agreement” with the following definition and by adding the following new definition for “SunTrust Proceeds Investment Account” in its respective alphabetical order:

““Control Agreement” shall mean a deposit account control agreement, a blocked account agreement, or an investment account control agreement, in form and substance satisfactory to SunTrust with respect to each SunTrust Deposit Account and each SunTrust Proceeds Investment Account by and among SunTrust, each Company, and the financial institution or securities intermediary with which each SunTrust Deposit Account or SunTrust Proceeds Investment Account is maintained.

“SunTrust Proceeds Investment Account” shall refer, individually and collectively, to any investment account established for the purpose of investing proceeds of Receivables, which is approved by SunTrust in writing in advance and which is subject to a Control Agreement.”

(b) The existing third sentence of Section 2.1 of the Facility Agreement is hereby amended by replacing such sentence in its entirety with the following:

“The aggregate amount of Purchased Receivables from all of the Companies which are outstanding at any given time shall not exceed Two Hundred Million Dollars ($200,000,000.00) except as otherwise agreed by SunTrust in its sole discretion.”

(c) The Facility Agreement is hereby further amended by adding a new Section 18 entitled “SunTrust Proceeds Investment Accounts” as follows:

“Section 18. SunTrust Proceeds Investment Accounts. Any Company may establish a SunTrust Proceeds Investment Account with a securities intermediary acceptable to SunTrust for the purpose of investing proceeds of Receivables subject to the terms of this Section 18. The Servicer may transfer funds directly from the SunTrust Deposit Account to the SunTrust

Proceeds Investment Account at any time and from time to time, subject to the provisions of the Control Agreement with respect to such SunTrust Deposit Account; provided, however that neither the Servicer nor any Company shall at any time deliver or permit to be delivered any funds or other items to any SunTrust Investment Account which are not delivered as a direct transfer from the SunTrust Deposit Account and which do not constitute identifiable proceeds of Purchased Receivables or identifiable proceeds of other Receivables in which SunTrust has a security interest. The funds held in the SunTrust Proceeds Investment Account may not be invested in any investments which have not been approved in advance in writing by SunTrust. All dividends, interest income and other investment return on the funds from time to time held in the SunTrust Proceeds Investment Account shall be and are hereby assigned by SunTrust to the Servicer and shall be paid to the Servicer as additional consideration for its performance of its duties as Servicer. Servicer agrees that it will report all such amounts as its income and be responsible for paying all income and other taxes in respect thereof and shall reimburse SunTrust for any losses occurring with respect to such investments to the extent such losses result in a reduction in principal or other original investment amounts. Amounts shall be payable to the Servicer from time to time upon receipt and review by SunTrust and the Servicer of the applicable periodic statements for the SunTrust Proceeds Investment Account following the actual crediting of such amounts to the SunTrust Proceeds Investment Account.”

(d) The existing Section 8.3 of the Facility Agreement is hereby amended by replacing clauses (C) and (iv) of Section 8.3, respectively, with the following:

“(C) all SunTrust Deposit Accounts and all SunTrust Proceeds Investment Accounts, and all deposits, funds, financial assets, and investment property deposited to, held in or credited thereto;”

“(iv) any SunTrust Deposit Account and any SunTrust Proceeds Investment Account;”

(e) The existing Schedule 1 “Purchase Dates and Settlement Dates” is hereby amended by replacing such schedule in its entirety with the Schedule 1 attached hereto.

2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of SunTrust hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until SunTrust shall have received (i) executed counterparts to this Amendment from the Company, (ii) a certificate of the Company, dated as of the date hereof, signed by the Secretary or Assistant Secretary of the Company, (a) certifying as to names and true signatures of the officers of the Company authorized to execute and deliver this Amendment, (b) certifying that the Company’s articles of incorporation and bylaws delivered to SunTrust on May 26, 2005, have not been amended or modified and are in full force and effect as of the date hereof, or if so amended or modified, attaching a copy of all such amendments or modifications, and (c) certifying true and correct copies of the action taken by the respective Board of Directors of the Company authorizing the Company’s execution, delivery and performance of this Amendment; (iii) a certificate of the Secretary of State of the State of Florida as to the valid existence and good standing of the Company as a Florida corporation; and (iv) a certificate of an authorized financial officer of the Company certifying that on the date hereof all representations and warranties set forth in this Amendment and in the Facility Agreement are true and correct in all material respects and that no Event of Default has occurred and is continuing.

3. Representations and Warranties. To induce SunTrust to enter into this Amendment, the Company hereby represents and warrants to SunTrust that:

(a) The Company has all power and authority to execute and deliver this Amendment, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereunder. This Amendment constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Bankruptcy Exception as to enforceability; and

(b) After giving effect to this Amendment, the representations and warranties contained in the Facility Agreement are true and correct in all material respects as of the date hereof, and no Event of Default has occurred and is continuing as of the date hereof.

4. Acknowledgment. The Company hereby acknowledges that, as of the date hereof, the security interests and liens granted to SunTrust under Section 8.3 of the Facility Agreement are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Facility Agreement; provided, however, that the foregoing acknowledgement shall not change the intent of the Company and SunTrust that the Transactions shall constitute a purchase and sale of the Purchased Receivables and other Purchased Assets and not lending transactions.

5. Effect of Amendment. Except as set forth expressly herein, all terms of the Facility Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to SunTrust. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of SunTrust under the Facility Agreement, nor constitute a waiver of any provision of the Facility Agreement.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Facility Agreement or an accord and satisfaction in regard thereto.

8. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of SunTrust in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for SunTrust with respect thereto.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TECH DATA CORPORATION		SUNTRUST BANK

By:	/s/ Jeffery P. Howells	By:	/s/ Peter J. Loescher
Name:	Jeffery P. Howells	Name:	Peter J. Loescher
Title:	Executive Vice President and Chief Financial Officer	Title:	Director

		By:	/s/ J. Dev Maguire
		Name:	J. Dev Maguire
		Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT]

Schedule 1

Purchase Dates and Settlement Dates

TECH DATA CORPORATION

RECEIVABLE SALE CUT OFF SCHEDULE

(Amended)

First Invoice Date	Last Invoice Date	Report Due Date	Purchase Date and Settlement Date
	5/26/2005	5/27/2005	5/31/2005
5/27/2005	6/27/2005	6/28/2005	6/30/2005
6/28/2005	7/25/2005	7/26/2005	7/28/2005
7/26/2005	8/17/2005	8/29/2005	8/31/2005
8/18/2005	9/9/2005	9/12/2005	9/14/2005
9/10/2005	9/27/2005	9/28/2005	9/30/2005
9/28/2005	10/11/2005	10/12/2005	10/14/2005
10/12/2005	10/25/2005	10/26/2005	10/28/2005
10/26/2005	11/11/2005	11/14/2005	11/16/2005
11/14/2005	11/25/2005	11/28/2005	11/30/2005
11/28/2005	12/9/2005	12/12/2005	12/14/2005
12/12/2005	12/27/2005	12/28/2005	12/30/2005
12/28/2005	1/10/2006	1/11/2006	1/13/2006
1/11/2006	1/25/2006	1/26/2006	1/30/2006
1/26/2006	2/10/2006	2/13/2006	2/15/2006
2/13/2006	2/23/2006	2/24/2006	2/28/2006
2/24/2006	3/10/2006	3/13/2006	3/15/2006
3/13/2006	3/28/2006	3/29/2006	3/31/2006
3/29/2006	4/9/2006	4/12/2006	4/14/2006
4/12/2006	4/25/2006	4/26/2006	4/28/2006